Exhibit 10.44

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

ASCEND SERVICES LTD.

Note Due February 28, 2006

Up to US$1,500,000	April 29, 2005

In connection with the Stock Purchase Agreement between MCF Corporation, a Delaware corporation, (“MCF”) and Ascend Services Ltd., an Exempted Company incorporated in the Cayman Islands with Limited Liability, (“Ascend”) dated as of April 29, 2005 (the “Purchase Agreement”), Ascend issues this promissory note (the “Note”).

1.  PRINCIPAL. Subject to the provisions of Section 3.3, Ascend hereby promises to pay the Principal Amount (as such term is defined in the following sentence) to MCF on the earliest to occur of:

1.1  February 28, 2006 (the “Maturity Date”);

1.2  if an Event of Default occurs, the day that is one (1) Business Day after the date on which such event occurs (the “Default Due Date”); and

1.3  the Prepayment Date,

such earliest day to occur, the “Payment Date”; provided, that this note shall be returned marked as “Paid-in-full” by MCF simultaneously with the payment of the then outstanding Principal Amount. As used herein, the term “Principal Amount” means, on any day, an amount equal to the greater of (a) US$0 and (b) the sum of the following:

(1) on, and after, the date which the condition in Section 10.1 of the Escrow Agreement is satisfied and on which the related stock certificate is released from the Escrow Agreement and delivered to, or to the order of, Ascend (such day, the “First Accrual Date”), US$500,000;

(2) on, and after, the date which the condition in Section 10.2 of the Escrow Agreement is satisfied and on which the related stock certificate is released from the Escrow Agreement and delivered to, or to the order of, Ascend (such day, the “Second Accrual Date”), US$500,000; and,

(3) on, and after, the date which the condition in Section 10.3 of the Escrow Agreement) is satisfied and on which the related stock certificate is released from the Escrow Agreement and delivered to, or at the order of, Ascend (such day, the “Third Accrual Date”), US$500,000;

as such amount may be reduced from time to time pursuant to Section 3.3.

2.  INTEREST. On the Payment Date, Ascend will pay to MCF an amount equal to interest on the weighted average amount of the Principal Amount during the period from the date hereof to the Payment Date calculated at a rate of 10% per annum.

3.  PAYMENT PROVISIONS; PREPAYMENT; PARTIAL PREPAYMENTS.

3.1  Payment Provisions. All payments to be made hereunder by Ascend shall be made in the manner that MCF reasonably requests in writing, such writing to be received by Ascend no less than five (5) Business Days before the day on which any such payment is to be made.

3.2  Prepayment. With five (5) Business Days notice to MCF, Ascend may designate any Business Day prior to February 28, 2006 for the payment of the Principal Amount (such day, the “Prepayment Date”).

3.3   Partial Prepayments. Notwithstanding anything herein to the contrary, Ascend may, on any Business Day (the “Partial Prepayment Date”) with five (5) Business Days notice to MCF, partially prepay the Principal Amount to MCF (any such partially prepaid amount, the “Partial Prepayment Amount”); provided, that Ascend may only make such partial prepayment if it also simultaneously pays an amount to MCF equal to interest on the Partial Prepayment Amount calculated at a rate of 10% per annum based on the actual number of days elapsed from (1) the First Accrual Date, in respect of any part of the first US$500,000 so prepaid, to the Partial Prepayment Date, (2) the Second Accrual Date, in respect of any part of the second US$500,000 so prepaid, to the Partial Prepayment Date and (3) the Third Accrual Date, in respect of any part of the last US$500,000 so prepaid, to the Partial Prepayment Date. If Ascend pays any Partial Prepayment Amount to MCF pursuant to this Section 3.3, then the Principal Amount due hereunder shall be reduced on the Partial Prepayment Date by the Partial Prepayment Amount on a dollar-for-dollar basis.

4.  DEFAULTS.

4.1  Each of the following shall be an “Event of Default”:

4.1.1  Ascend fails (i) to make any payment hereunder when due; or (ii) to perform any of its obligation hereunder (other than any payment obligation), which failure is not cured within 30 days after Ascend has received written notice of such failure from MCF and which failure has a material adverse effect on MCF’s rights hereunder;

4.1.2  Ascend:

(i) commences a voluntary bankruptcy case concerning itself in any jurisdiction;

(ii) has commenced against it an involuntary bankruptcy case and the petition for such case is not controverted within ten days or is not dismissed within 60 days of the commencement of the case;

(iii) has appointed for it a trustee in bankruptcy, receiver, administrative receiver or other analogous party to take charge of all or substantially all of its property;

(iv) has filed against it any proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect, which such proceeding remains undismissed for a period of 60 days or shall suffer the appointment of any receiver or custodian or the like for it or a substantial part of its property which continues undischarged or unstayed for a period of 60 days;

(v) makes a general assignment for the benefit of its creditors;

(vi) takes any corporate action for the purpose of effecting any of the foregoing; or

(vii) admits its inability to pay its debts generally as they become due or otherwise acknowledges its insolvency;

4.1.3  a Change of Control occurs; and

4.1.4 all or any part of any Senior Indebtedness is accelerated or becomes due or payable prior to its stated maturity pursuant to the default provisions related thereto.

4.2  Default Interest Rate. If any amounts due hereunder are not paid or provided for on their respective due dates, then, to the extent permitted by applicable law, interest shall accrue on such amounts at a rate of 12% per annum.

4.3  Annulment of Defaults. MCF may waive any event or occurrence that would otherwise constitute an Event of Default hereunder. Any such waiver shall be in writing and delivered to Ascend. No waiver or statement of satisfactory cure pursuant to this Section 4.3 shall extend to or affect any subsequent event or occurrence that would otherwise constitute an Event of Default hereunder not specifically identified in such waiver or statement of satisfactory cure or impair any of the rights of MCF upon the occurrence thereof.

5.  NO ASSIGNMENT.

5.1  No Assignment. This Note may not be transferred or assigned either in whole or in part.

6.  COVENANTS OF ASCEND.

6.1  Default Notices. If the lender of any Indebtedness delivers a notice of default in respect thereof to Ascend, Ascend shall promptly give notice thereof to MCF.

7.  DEFINED TERMS.

7.1  Unless the context otherwise requires, capitalized terms used in this Note have the respective meanings ascribed to such terms in the other Sections of this Note or in the following Subsections.

7.2  The term “Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the Person specified.

7.3  The term “Business Day” has the meaning ascribed to such term in the Purchase Agreement.

7.4  The term “Change of Control” means (i) any change in the ownership of the capital stock of Ascend if, immediately after giving effect thereto, any Person (or group of Persons acting in concert) other than the current stockholders of Ascend will have the direct or indirect power to elect a majority of the members of the board of directors of Ascend, or (ii) any sale or other disposition of all or substantially all of the assets of Ascend (including without limitation by way of a merger or consolidation or through the sale of all or substantially all of the stock of its subsidiaries or sale of all or substantially all of the assets of Holdings and its subsidiaries, taken as a whole) to another Person (the “Change of Control Transferee”) if, immediately after giving effect thereto, any Person (or group of Persons acting in concert) other than the current stockholders of Ascend will have the power to elect a majority of the members of the board of directors (or other similar governing body) of the Change of Control Transferee.

7.5  The term “Escrow Agreement” means that certain escrow agreement entered into by and between Ascend, MCF and Wells Fargo Bank, N.A., as escrow agent, on the date hereof.

7.6  The term “Indebtedness” means all amounts at any time owing by Ascend to any Person in respect of any indebtedness for borrowed money, including without limitation principal, interest, premiums, fees, indemnification and expenses related to such indebtedness required to be paid by the instruments and agreements relating to such indebtedness.

7.7  The term “Person” means an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization or other entity and any government, governmental department or agency or political subdivision thereof.

7.8  The term “Shares” means the shares of the common stock of MCF purchased by Ascend pursuant to the Purchase Agreement.

8.  MISCELLANEOUS.

8.1  Notices. Any notice or other communication to Ascend or MCF in connection with this Note shall be deemed to be delivered and received by such addressee if delivered or made in the manner stipulated in the notice provisions of Section 8.1 of the Purchase Agreement and to the addresses specified therein, or to such other address as shall have been provided in writing to MCF or Ascend, as applicable, by the other party.

8.2  Consent to Jurisdiction. EACH OF ASCEND AND MCF (BY ITS ACCEPTANCE OF THIS NOTE) (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK (OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK) FOR THE PURPOSE OF ANY ACTION ARISING OUT OF OR BASED UPON OR RELATING TO THIS NOTE, (II) WAIVES, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH ACTION, ANY CLAIM THAT HE OR IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT HIS OR ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT ANY SUCH PROCEEDING BROUGHT IN ONE OF THE ABOVE-NAMED COURTS IS IMPROPER, OR THAT THIS NOTE OR ANY CONTRACTUAL OBLIGATION RELATING THERETO, OR THE SUBJECT MATTER HEREOF OR THEREOF, MAY NOT BE ENFORCED IN OR BY ANY SUCH COURT, (III) AGREES NOT TO COMMENCE ANY ACTION ARISING OUT OF OR BASED UPON OR RELATING TO THIS NOTE OTHER THAN BEFORE ONE OF THE ABOVE-NAMED COURTS NOR TO MAKE ANY MOTION OR TAKE ANY OTHER ACTION SEEKING OR INTENDING TO CAUSE THE TRANSFER OR REMOVAL OF ANY SUCH ACTION TO ANY COURT OTHER THAN ONE OF THE ABOVE-NAMED COURTS WHETHER ON GROUNDS OF INCONVENIENT FORUM OR OTHERWISE AND (IV) CONSENTS TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING IN ANY MANNER PERMITTED BY NEW YORK LAW, AND AGREES THAT SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT HIS OR ITS ADDRESS INDICATED IN SECTION 8.1 OF THE PURCHASE AGREEMENT IS REASONABLY CALCULATED TO GIVE ACTUAL NOTICE.

8.3  Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF ASCEND AND MCF (BY ITS ACCEPTANCE OF THIS NOTE) WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION ARISING OUT OF OR BASED UPON OR RELATING TO THIS NOTE OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING.

8.4  Governing Law. This Note shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by a duly authorized officer as of the date first written above.

ASCEND SERVICES LTD.

By:
Name: Christopher Daniels
Title: Managing Director